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                                                                    Exhibit 23.1



                           Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Community First Bankshares, Inc. for the registration of $60,000,000 of Capital Securities and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of Community First Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and our report dated January 25, 1996, except for Note 3, as to which the date is December 18, 1996, with respect to the supplemental consolidated financial statements of Community First Bankshares, Inc. included in its Current Report on Form 8-K/A dated January 16, 1997, both filed with the Securities and Exchange Commission.


Minneapolis, Minnesota
January 16, 1997

                             Ernst & Young LLP